Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Patrick W. Allender, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, Danaher Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Danaher Corporation.

Date: March 7, 2005	By:	/s/ Patrick W. Allender
	Name:	Patrick W. Allender
	Title:	Executive Vice President, Chief Financial Officer and Secretary

This certification accompanies the Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Danaher Corporation specifically incorporates it by reference.